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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): March 21, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                        000-21642                 35-1617970
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
   of incorporation)                                 Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

                  Attached hereto, and incorporated herein by reference in its entirety, as Exhibit 99.1 is a copy of a press release announcing the departure of Willie G. McKnight, Jr., Executive Vice President, Marketing and Sales.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated March 21, 2003.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATA Holdings Corp.

Date: March 21, 2003                       By: /s/ David M. Wing
                                                   -------------

                                           Name: David M. Wing
                                           Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.                Description of the Exhibit

99.1                       Press Release dated March 21, 2003

  ATA Holdings Corp. Announces the Departure of its Chief Sales and Marketing Officer

INDIANAPOLIS, March 21, 2003 - ATA Holdings Corp. (Nasdaq:ATAH), parent company of ATA (ATA Airlines, Inc.), today announced the departure of its chief sales and marketing officer. Willie G. McKnight, Jr., Executive Vice President, Marketing and Sales has left the company, effective immediately, to pursue other interests.

No immediate successor to McKnight has been named. "We will take the necessary time to find the best available person," ATA Chairman and CEO George Mikelsons said.

ATA is the nation's 10th largest passenger carrier, based on revenue passenger miles and operates significant scheduled services from Chicago-Midway, Indianapolis, St. Petersburg, Fla. and San Francisco to over 40 business and vacation destinations. Stock of the Company's parent company, ATA Holdings Corp. (formerly known as Amtran, Inc.), is traded on the Nasdaq stock market under the symbol "ATAH." For more information about the Company, visit the web site at www.ata.com.

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